Exhibit 10.14

COMMERCIAL LEASE

ARTICLE I (Parties)

Minerva Holdings, LLC, a Massachusetts limited liability company with a principal address of 175 Portland Street, Boston, MA 02114, hereinafter referred to as “LESSOR”, which expression shall include LESSOR’S successors, executors, administrators, and assigns where the context so admits, does hereby lease to Zafgen, Inc., a Delaware corporation with a principal address of One Broadway, 8th Floor, Cambridge, MA 02142, hereinafter referred to as “LESSEE”, which expression shall include LESSEE’S successors, executors, administrators, and assigns where the context so admits, the following described premises (the “Lease”).

ARTICLE II (Leased Premises)

A. Leased Premises: LESSOR hereby leases and demises to LESSEE, subject to and with the benefit of the terms, covenants, conditions and provisions of this Lease, a certain portion of the building located at 173-179 Portland Street, Boston, MA 02114, known as Units 3 and 4 of the 175 Portland Street Condominium (the “Condominium”) at as more particularly described in the Master Deed for the Condominium recorded at the Suffolk County Registry of Deeds, at Book 40836, Page 316 (the “Master Deed”) and the Declaration of Trust for the Condominium recorded with said Deeds at Book 40837, Page 1 (the “Declaration of Trust”), comprised of approximately 5,952 rentable square feet, as shown on the attached Exhibit A (collectively, the “Leased Premises”).

B. Condition of Premises: LESSEE agrees to accept delivery of the Leased Premises on the Effective Date (as defined in Article III) in its “as is” condition. LESSEE acknowledges that LESSOR is not required to perform any work or improvements to the Leased Premises as a condition to LESSEE’s initial occupancy thereof or the inception of this Lease, other than the LESSOR agrees to paint one wall in the entry lobby of each floor of the Leased Premises to be agreed upon by the parties prior to the Effective Date. Additionally, LESSOR agrees to warrant that the Leased Premises shall be delivered to LESSEE with all base building mechanical, electrical and plumbing systems and HVAC equipment in good working order with a remaining useful life equal or greater than the Term hereof. Additionally, LESSEE shall have the use of the furniture in the Leased Premises set forth in the inventory attached hereto as Exhibit B (the “Furniture”). LESSEE shall accept the Furniture in its “as-is, where-is” condition and shall return the Furniture at the end of the Initial Term or Option Term, as the case may be, in the same condition as the Furniture was as of the Effective Date, reasonably wear and tear and damage by fire or other casualty excepted. LESSOR represents and warrants that LESSOR has good title to the Furniture free and clear of any liens or encumbrances and is able to provide use of the Furniture to LESSEE without any third party consents or approvals.

In addition, LESSEE shall have access to the Leased Premises at least 15 days prior to the Effective Date for the purpose of installing furniture, fixtures, equipment, wiring and cabling so long as said installation does not materially delay the painting required to be performed by LESSOR as described above.

ARTICLE III (Term)

The initial term of the Lease shall be for three (3) years commencing on the date (the “Effective Date”) that the Leased Premises is delivered in the condition described in Section IIB and LESSEE may legally occupy the Leased Premises, and LESSOR has completed the required painting described in Article IIB, which date shall be no sooner than August 1, 2014 or such earlier date that LESSEE and LESSOR mutually agree that LESSEE may occupy for the conduct of its business and ending on the last day of the month in which the day immediately prior to the third (3rd) anniversary occurs (the “Initial Term”).

If Lessor has not delivered the Leased Premises to Lessee in the condition required under this Lease on August 1, 2014, Lessee shall be entitled to a credit against the base rent first due under this Lease in an amount equal to one day of base rent for each day after August 1, 2014 that the Leased Premises has not been so delivered.

So long as LESSEE is not in default of any of the terms and conditions of the Lease, beyond applicable notice and cure periods, LESSEE may, at LESSEE’S option, extend the term of this Lease for an additional three (3) years (the “Option Term”) by serving written notice upon LESSOR at least one hundred eighty (180) days prior to the expiration of the Initial Term. If LESSEE timely exercises the option to extend the Initial Term for the Option Term, the Option Term shall be upon all of the terms and conditions of this Lease. The Initial Term and Option Term are sometimes collectively referred to as the “Term.”

ARTICLE IV (Rent)

The LESSEE shall, for the Initial Term of this Lease, pay to the LESSOR, base rent at the rate of Two Hundred Twenty Six Thousand One Hundred Seventy Six and 00/100 Dollars ($226,176.00) per Lease year. All base rent accruing until the first anniversary of the Effective Date shall be payable on the first day of each month, in advance, in monthly installments of Eighteen Thousand Eight Hundred Forty Eight and 00/100 Dollars ($18,848.00). Beginning on the first anniversary of the Effective Date, base rent shall be payable at the rate of Two Hundred Thirty Two Thousand One Hundred Twenty Eight and 00/100 Dollars ($232,128.00) per Lease year in monthly installments of Nineteen Thousand Three Hundred Forty Four and 00/100 Dollars ($19,344.00). Beginning on the second anniversary of the Effective Date, base rent shall be payable at the rate of Two Hundred Thirty Eight Thousand Eighty and 00/100 Dollars ($238,080.00) per Lease year in monthly installments of Nineteen Thousand Eight Hundred Forty and 00/100 Dollars ($19,840.00). All base rent during the Option Term shall be set as the Current Market Rent Rate (as defined below). Any and all base rent due to LESSOR during the Term is hereinafter referred to as the “Base Rent.” All payments of Base Rent shall be made by wire transfer of funds or ACH Transfers to accounts as may be designated in writing from time to time by LESSOR. Base Rent, Additional Rent and any other charges due from Tenant hereunder shall be appropriately pro-rated and paid by Tenant for any partial month or other applicable period at the beginning or end of the Term.

Provided Tenant shall not be in default under this Lease beyond applicable notice and cure periods, LESSEE shall have one (1) three (3) year option to extend the Term of this Lease at the Current Market Rent Rate (defined below) with the base rent increased by One Dollar ($1.00) per square foot each year for years 2 and 3 of the extended Term. LESSEE shall give LESSOR written notice of its intent to extend the Term of this Lease no less than six (6) months prior to the expiration of the Term of this Lease, as the same may be extended. The term “Current Market Rent Rate” for purposes of this Lease shall mean the annual amount per rentable square foot that a willing, comparable, new, non-renewal, non-equity, non-expansion tenant of credit quality similar to LESSEE would pay, and a willing, comparable landlord of the Building or a comparable office building in the immediate vicinity of the Building would accept, at arms length, giving appropriate consideration to annual rental rates per rentable square foot, escalation clauses (including type, gross or net, and if gross, whether base year or expense stop), and abatement provisions reflecting free rent, length of lease term, size and location of premises being leased, improvement allowances (if any), brokerage commissions (if any), and any other concessions which would be granted by LESSOR or a comparable landlord and other generally applicable terms and conditions, but at no time less than the base rent payable during the third year of the Initial Term.

If LESSEE exercises the extension option, LESSOR and LESSEE shall attempt to agree upon the Current Market Rental Rate using their best good-faith efforts. If LESSOR and LESSEE fail to reach an agreement within thirty (30) days following LESSEE’s exercise of such extension option (the “Outside Agreement Date”), then each party shall make a separate determination of the Current Market Rental Rate which shall be submitted to each other and to arbitration in accordance with the following items (i) through (vii):

(i) LESSOR and LESSEE shall each appoint, within ten (10) business days of the Outside Agreement Date, one arbitrator who shall by profession be a current real estate broker or appraiser of comparable properties in the immediate vicinity of the Building, and who has been active in such field over the last five (5) years. The determination of the arbitrators shall be limited solely to the issue of whether LESSOR’s or LESSEE’s submitted Current Market Rental Rate is the closest to the actual Current Market Rental Rate as determined by the arbitrators.

(ii) The two arbitrators so appointed shall within five (5) business days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two arbitrators.

(iii) The three arbitrators shall within fifteen (15) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use LESSOR’s or LESSEE’s submitted Current Market Rent Rate, and shall notify LESSOR and LESSEE thereof.

(iv) The decision of the majority of the three arbitrators shall be binding upon LESSOR and LESSEE.

(v) If either LESSOR or LESSEE fails to appoint an arbitrator within ten (10) business days after the applicable Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify LESSOR and LESSEE thereof, and such arbitrator’s decision shall be binding upon LESSOR and LESSEE.

(vi) If the two arbitrators fail to agree upon and appoint a third arbitrator, or both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of REBA Dispute Resolution, Inc., but subject to the instruction set forth in this Article IV.

(vii) The cost of arbitration shall be paid by LESSOR and LESSEE equally.

ARTICLE V (Security Deposit)

Upon the execution of this Lease, LESSEE shall deposit with LESSOR an amount equal to $56,544.00 (the “Security Deposit”) to be held by LESSOR during the Term. LESSOR may, at its option, apply all or part of the Security Deposit to cure any defaults of LESSEE, including, without limitation, that remain uncured beyond applicable notice and cure periods, including, without limitation, any unpaid Rent or other charges due from LESSEE, or to compensate LESSOR for any loss or damage which LESSOR may suffer due to LESSEE’s default. If LESSOR shall so use any part of the Security Deposit, LESSEE shall restore the Security Deposit to its full amount within ten (10) days after LESSOR’s request. No interest shall be paid on the Security Deposit, no trust relationship is created herein between LESSOR and LESSEE with respect to the Security Deposit, and the Security Deposit may be commingled with other funds of LESSOR. Within thirty (30) days of the expiration or termination of this Lease, and after LESSEE shall have vacated the Leased Premises in the manner required by this Lease, LESSOR shall pay to LESSEE any balance of the Security Deposit not applied pursuant to this Article. As long as LESSEE is not in default hereof beyond applicable notice and cure periods as of July 31, 2015, LESSOR shall return $18,848.00 to LESSEE upon the delivery of financial statements of LESSEE certified by an officer of LESSEE showing that as of December 31, 2014 the tangible net worth of LESSEE is equal to or better than the tangible net worth of LESSEE as of December 31, 2013.

ARTICLE VI (Taxes)

LESSOR shall pay any municipal real property taxes assessed against the Leased Premises and the Property and sewerage taxes, betterments, and any and all other taxes (collectively, the “Taxes”) due and payable beginning with the Effective Date and continuing until the end of Fiscal Year 2014 (June 30, 2014). LESSOR warrants and represents that as of and through the date of the execution of this Lease, all outstanding municipal real property taxes attributable to the Leased Premises and the Property have been paid in full. Beginning with Fiscal Year 2015, LESSEE shall pay any increases in Taxes over Taxes due for the Fiscal Year 2014. Such amounts shall be paid to LESSOR within thirty (30) days after receipt of an invoice from LESSOR, accompanied by a copy of the applicable tax bill.

ARTICLE VII (Utilities)

LESSEE shall pay for all LESSEE’S separately metered utilities, without exception; and further, LESSOR agrees to furnish reasonable heat and air conditioning to the Leased Premises during the appropriate seasons of each year, all subject to interruption due to any accident, to the making of repairs, alterations or improvements, to labor difficulties, to trouble in obtaining fuel, electricity, service or supplies from the source from which they are usually obtained for said

Leased Premises, or to any cause beyond the LESSOR’s control. No plumbing, construction or electrical work of any type shall be done without LESSOR’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, and appropriate permits.

ARTICLE VIII (Use of Leased Premises)

LESSEE shall use the Leased Premises only for general office use. LESSEE shall have unlimited, 24 hour-a-day non-exclusive access to the Leased Premises and/or on the Property so that LESSEE may conduct its business in an efficient manner..

ARTICLE IX (Compliance with Laws)

The LESSEE acknowledges that no trade or occupation shall be conducted in the Leased Premises or use made thereof which will be unlawful, improper, noisy or offensive, or contrary to any law or any municipal by-law or ordinance in force in the City of Boston.

ARTICLE X (Insurance)

LESSEE shall obtain and keep in full force during the Term the following coverage: (a) policy of commercial general liability insurance (including personal injury, broad form contractual liability, broad form property damage, and products liability), naming LESSOR as an additional insured, with minimum limits per occurrence of not less than Four Million Dollars ($4,000,000), combined single limit and aggregate on an occurrence form, (b) “all risks” or special form of coverage, including vandalism and malicious mischief theft and water damage in an amount equal to the full replacement value, new without deduction for depreciation, of LESSEE’s furniture, fixtures, equipment and other personal property in the Leased Premises, and (c) worker’s compensation insurance as required by applicable federal or state law.

Policy Standards. All policies of insurance required to be maintained under this Article X shall: (i) be written as primary policy coverage or umbrella coverage and not contributory with any other applicable insurance; (ii) be with carriers licensed to do business in the state where the Facility is located, with an A.M. Best rating of not less than A-VIII; and (iii) contain a clause that neither the insured nor the insurance carrier may cancel nor change to the other party’s material detriment the insurance coverage required herein without first giving the other party at least thirty (30) days’ prior written notice thereof. LESSOR and LESSEE shall deliver to each other certificates of insurance evidencing the maintenance of the insurance required herein within ten (10) days prior to the Effective Date and at such future times as requested by the other party in writing. If occurrence coverages are not available on commercially reasonable terms then the applicable policy may be on a claims made form with appropriate endorsements for “tail” coverages all to be reasonably satisfactory to the other party.

The parties hereto shall each procure an appropriate clause in, or endorsement on, any property insurance policy on the Leased Premises or any personal property, fixtures or equipment located thereon or therein, pursuant to which the insurer waives subrogation or consents to a waiver of right of recovery in favor of either party, its respective agents or employees. Each party hereby agrees that it will not make any claim against or seek to recover from the other or its agents or employees for any loss or damage to its property or the property of others resulting from fire or other perils covered by such property insurance regardless of the cause or origin of such loss or damage, including, but not limited to, the negligence of such other party or its agents or employees.

ARTICLE XI (Maintenance of Leased Premises)

The LESSEE agrees to maintain the Leased Premises including all plumbing, electrical, heating, cooling and ventilation systems within or serving exclusively the Leased Premises, in the same condition as they are at the Effective Date or as they may be put in during the Term of this Lease, reasonable wear and tear, damage by fire and other casualty excepted. LESSEE shall maintain and keep in force, at LESSEE’s sole expense, all licenses, inspections and permits required by any governmental authority in connection with the occupation or use of the Leased Premises (other than a certificate of occupancy for the Premises). The LESSEE shall not knowingly permit the Leased Premises to be overloaded, damaged, stripped, or defaced, nor suffer any waste. LESSEE shall be required to obtain the consent of LESSOR to erect any sign on the Leased Premises (in compliance with applicable law), which shall be situated outside of the Leased Premises. LESSEE shall be solely responsible for the maintenance and upkeep of the interior of the Leased Premises, including within LESSEE’s responsibilities, cleanliness, safety, timely removal of all trash and debris, and overall neatness and shall hire its own daily cleaning service.

ARTICLE XII (Alterations, Improvements and Trade Fixtures)

LESSEE shall not make any alterations, installations, changes, additions or improvements in or to the Leased Premises, except as expressly provided for in this Article. All such alterations and other improvements shall be made at LESSEE’s sole expense and shall become the property of the LESSOR and be surrendered with the Leased Premises upon the expiration of this Lease, unless and to the extent that LESSOR shall specify to the contrary at the time that LESSOR consents thereto. LESSEE hereby agrees to indemnify and hold LESSOR harmless from any and all claims, costs, demands and expenses resulting from such work performed in the Leased Premises by LESSEE.

LESSEE’s furniture, equipment and supplies shall remain the property of LESSEE, even if affixed to the Leased Premises, such furniture, equipment and supplies (other than the Furniture) may be removed by LESSEE (and shall be so removed by LESSEE if so directed by LESSOR) at or prior to the expiration or prior termination of this Lease and LESSEE shall repair any damage to the Leased Premises resulting from such removal. All alterations, installations, changes, replacements, additions to or improvements upon the Leased Premises made without LESSOR’s consent shall likewise at the election of LESSOR remain upon the Leased Premises and be surrendered, or removed, as aforesaid.

If LESSEE shall fail to remove any property or other items as aforesaid (other than the Furniture) after five (5) days following the expiration or termination of this Lease then, at the election of LESSOR, LESSOR shall remove and store said property in a public storage warehouse or elsewhere at the LESSEE’s risk and expense and in the name of the LESSEE. If LESSEE shall fail to remove any property or other items as aforesaid after five (5) days from the expiration or termination of this Lease , and if LESSEE shall be in default of the provisions of this Lease then, at the election of the LESSOR and after thirty (30) days written notice to LESSEE, LESSOR may sell at public or private sale any or all of such property, and shall apply the net proceeds of such sale to the payment of any sums due hereunder and the LESSOR shall not be liable to the LESSEE or any other person in any manner whatsoever by reason of such removal or sale.

LESSEE may, from time to time, at its sole cost and expense, pursuant to plans approved in advance in writing by LESSOR, which approval will not be unreasonably withheld, conditioned or delayed, redecorate the Leased Premises and make non-structural alterations to the Leased Premises, provided that such alteration shall not impair the safety of the structure of the Leased Premises and shall be done in conformity with applicable government regulations. LESSEE shall not make any other alteration, improvement or addition to the Leased Premises, including, without limitation, any structural change in the Leased Premises, without first having obtained LESSOR’s written consent thereto, which consent may not be unreasonably withheld, conditioned or delayed. LESSOR may condition any such approval or consent by reserving the right to require the Leased Premises to be restored to the same condition they were in prior to the making of the same. All such work shall be done by a contractor approved by LESSOR, which approval will not be unreasonably withheld, conditioned or delayed, in accordance with all applicable laws and ordinances and the requirements of LESSOR’s insurers. Any salvage from any such work shall belong to LESSEE, but all such installations, erections, alterations and changes, except for trade fixtures and equipment, shall belong to LESSOR and become part of the realty. Notwithstanding the foregoing, LESSEE, at LESSEE’s sole cost and expense, may construct a vestibule entrance on the fourth (4th) floor of the Leased Premises, per plans which shall be approved by LESSOR prior to the commencement of any work. LESSOR agrees that such vestibule work may be surrendered at the end of the Term and will not have to be removed by LESSEE.

LESSOR, upon request of LESSEE, and at the expense of LESSEE, after LESSOR shall have given approval to any such plans, alterations, installations, erections or changes, shall execute and deliver such instruments as may be necessary to obtain any permit or license for same. LESSEE agrees to obtain and pay for any such required permit or license.

LESSEE shall not permit any mechanics’ liens, or similar liens, to remain upon the Leased Premises for labor and material furnished to LESSEE in connection with work of any character performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released of record forthwith without cost to LESSOR. In the event LESSEE fails to cause any such lien to be released of record, LESSEE shall be deemed to be in default of this Lease.

ARTICLE XIII (Assignment-Subleasing)

Except as set forth herein, this Lease may only be assigned by LESSEE upon the prior written consent of LESSOR, which shall not be unreasonably withheld, delayed or conditioned. LESSEE shall have the right without LESSOR approval to sublet or assign the Leased Premises or any portion thereof to: (1) any successor of LESSEE resulting from a merger, consolidation, or other form of corporate reorganization of LESSEE or sale of all or substantially all of the assets of

LESSEE, as long as the new entity has a net value equal to or greater than LESSEE at the time of such transfer; and (2) any entity under controlled by, controlling or under common control with LESSEE. LESSEE shall not otherwise sublease the Leased Premises or assign this Lease without the prior consent of LESSOR, which consent may not be unreasonably withheld, conditioned or delayed, but in any such event LESSEE shall remain liable for all obligations of LESSEE hereunder and all other provisions of this Lease shall apply including but not limited to Article VIII. Any net profits resulting from a sublease that requires LESSOR’s consent shall be split evenly between LESSOR and LESSEE. LESSEE shall pay for the reasonable legal fees of LESSOR incurred in connection with the review of any request for and assignment or sublease, regardless of whether consent is granted.

ARTICLE XIV (Subordination and Non Disturbance)

This Lease shall be subject and subordinate to any mortgages, deeds of trust and other instruments in the nature of a mortgage on the Leased Premises, provided an on condition that LESSEE and such mortgagee shall execute in recordable form a subordination, nondisturbance and attornment agreement in a form customary in commercial real estate lending, by which the LESSEE subordinates this lease to the lien of the mortgagee and such mortgagee agrees that in the event of foreclosure of such mortgage, LESSEE shall remain undisturbed under this Lease so long as LESSEE is not in default, beyond applicable notice and cure periods, of the terms and conditions hereunder.

ARTICLE XV (Underlying Condominium)

LESSOR represents and warrants that the Lease Premises hereunder comprise units 3 and 4 of the Condominium which arises from the Master Deed referred to in Article II. All of the activities of the Condominium as such term is defined in the Master Deed and all of the rights and power in, to and with respect to the common areas and facilities of the Condominium are governed by the Declaration of Trust referred to in Article II. LESSEE acknowledges having received and reviewed a copy of the Master Deed and Declaration of Trust. LESSOR represents and warrants that the copy of the Master Deed and Declaration of Trust referenced in Article II and provided to LESSEE are true, correct and complete copies and the Master Deed and Declaration of Trust have not been amended or modified.

This Lease is subject to, and LESSEE accepts this Lease subject to all of the terms, covenants, provisions, conditions and agreements contained in the Master Deed and the matters to which the Master Deed is now or may hereafter be subject and subordinate. This Lease shall also be subject to, and LESSEE accepts this Lease also subject to any future amendments and supplements to the Master Deed hereafter made, provided that any such future amendment or supplement does not prevent or adversely affect the use of the Leased Premises or the common areas, in accordance with the terms of this Lease, increases the obligations of LESSEE or decrease its rights under this Lease or shorten the Term of this Lease and provided LESSEE has prior notice of any such amendment or supplement.

This Lease is subject to, and LESSEE accepts this Lease subject to all of the terms, covenants, provisions, conditions and agreements contained in the Declaration of Trust and the matters to which the Declaration of Trust is now or may hereafter be subject and subordinate. This Lease shall also be subject to, and LESSEE accepts this Lease also subject to any future amendments and supplements to the Declaration of Trust hereafter made, provided that any such future amendment or supplement does not prevent or adversely affect the use of the Leased Premises or the common areas, in accordance with the terms of this Lease, increase the obligations of LESSEE or decrease its rights under this Lease or shorten the Term of this Lease and provided LESSEE has prior notice of any such amendment or supplement.

Subject to the provisions hereof, LESSEE covenants and agrees, except as otherwise provided in this Lease, (a) not to do or suffer or permit any act or thing to be done or suffered which would or might cause the Master Deed and the rights of LESSOR thereunder to be cancelled, terminated or forfeited or cause LESSOR to become liable for any damages, claims or penalties, or cause LESSOR to be or become in default of any of LESSOR’s obligations thereunder; and (b) to defend LESSOR with counsel reasonably acceptable to LESSOR and to indemnify and hold LESSOR harmless from and against any and all liability, loss, damage, suits, penalties, claims and demands of every kind or nature (including, without being limited thereto, reasonable attorneys’ fees and expenses by reason thereof) which LESSOR may incur or suffer, arising from the use, occupancy or management of the Leased Premises or of any business conducted therein, or from any work or thing whatsoever done or any condition created by or any other act or omission of LESSEE, its assignees or subtenants, or their respective employees, agents, contractors, visitors or licensees, in or about the Leased Premises or any other part of the Building or from a failure of LESSEE to observe the provisions of this Lease, the Master Deed of the Declaration of Trust. LESSOR shall provide to LESSEE a copy of any notice to LESSOR given by the Trustees, with respect to any act or omission of LESSEE which would give rise to any obligation or liability on LESSEE’s part pursuant to the provisions hereof. Any such notice shall be sent to LESSEE immediately after receipt thereof by LESSOR, in order to give LESSEE an opportunity to cure any default caused by LESSEE under the Master Deed or Declaration of Trust. The covenants and obligations of this Article shall survive the termination or expiration of this Lease.

Subject to the provisions hereof, LESSOR covenants and agrees, except as otherwise provided in this Lease, (a) not to do or suffer or permit any act or thing to be done or suffered which would or might cause the Master Deed and the rights of LESSOR thereunder to be cancelled, terminated or forfeited or cause LESSEE to become liable for any damages, claims or penalties; and (b) to defend LESSEE with counsel reasonably acceptable to LESSEE and to indemnify and hold LESSEE harmless from and against any and all liability, loss, damage, suits, penalties, claims and demands of every kind or nature (including, without being limited thereto, reasonable attorneys’ fees and expenses by reason thereof) which LESSEE may incur or suffer, arising from a failure of LESSOR to observe the provisions of this Lease, the Master Deed of the Declaration of Trust. LESSEE shall provide to LESSOR a copy of any notice to LESSEE given by the Trustees, with respect to any act or omission of LESSOR which would give rise to any obligation or liability on LESSEE’s part pursuant to the provisions hereof. Any such notice shall be sent to LESSOR immediately after receipt thereof by LESSEE, in order to give LESSOR an opportunity to cure any default, caused by LESSOR under the Master Deed or Declaration of Trust. The covenants and obligations of this Article shall survive the termination or expiration of this Lease.

Notwithstanding anything contained in this Lease to the contrary, LESSEE agrees and understands that LESSOR shall have no obligation or responsibility whatsoever pursuant to this Lease or otherwise to provide or perform any service, repair, alteration or other obligation which is the obligation of Trustees to provide or perform pursuant to the provisions and terms of the Master Deed or Declaration of Trust. However, if LESSEE shall notify LESSOR that the Trustees are not supplying services to the Leased Premises as required under the Master Deed or Declaration of Trust, LESSOR, at LESSOR’s sole cost and expense, will request Trustees to perform such services. LESSOR shall in no event be liable to LESSEE nor shall LESSEE’s obligation under this Lease be impaired or reduced or the performance thereof excused because of any failure or delay on the part of Trustees in providing any services or in making any repairs or alterations, or in performing or observing any obligation of Trustees under the Master Deed or Declaration of Trust whether or not LESSOR has a similar obligation under this Lease (but if LESSOR has a similar obligation, the foregoing shall not be deemed to release LESSOR from such obligation). If Trustees shall default in any of its obligations to LESSOR with respect to the Leased Premises, LESSOR shall, at LESSOR’s sole cost and expense, enforce LESSOR’s rights against Trustees (including, where appropriate pursuant to the terms of the Master Deed or Declaration of Trust, by arbitration or otherwise) with respect to the Leased Premises, in LESSOR’s name; provided that LESSOR may not take any action which might, in the reasonable opinion of LESSOR, cause a forfeiture of LESSOR’s interest in the Leased Premises. LESSOR agrees to cooperate with LESSEE in such action. In the event that LESSOR has not taken action to enforce such rights of LESSOR under the Master Deed or Declaration of Trust within ten (10) business days after written notice from LESSEE, LESSOR shall permit LESSEE to enforce LESSOR’s rights against Trustees (including, where appropriate pursuant to the terms of the Master Deed or Declaration of Trust, by arbitration or otherwise) with respect to the Leased Premises, in LESSOR’s name; provided that LESSEE may not take any action which might, in the reasonable opinion of LESSOR, cause a forfeiture of LESSOR’s interest in the Leased Premises. LESSOR shall reimburse LESSEE for fifty percent (50%) of the out of pocket costs incurred by LESSEE with respect to such enforcement. LESSOR agrees to cooperate with LESSEE in such action, at LESSOR’S sole cost and expense. If Trustees shall default in the performance or observance of any of its agreements or obligations under the Master Deed or Declaration of Trust (including any obligation for the payment of money), LESSOR shall have no liability therefor to LESSEE unless LESSOR has a similar obligation pursuant to this Lease.

LESSEE acknowledges that LESSOR has an interest in the Leased Premises following the Term of this Lease, and as a result thereof, wishes the Leased Premises restored wherever possible if the Master Deed and Declaration of Trust is not effectively and fully cancelled, in the event of a fire, condemnation or other casualty. LESSEE therefore agrees that all rights in the Master Deed and Declaration of Trust to cancel the Master Deed and Declaration of Trust or to nullify a cancellation as therein provided, whether on behalf of Trustees, the LESSOR or the LESSEE, shall be solely vested in LESSOR whether such nullification rights exists by virtue of rebuilding the Leased Premises by the LESSOR and accepting an assignment of any insurance, condemnation or other casualty proceeds from Trustees.

If as a result of condemnation, fire or other casualty the Master Deed and Declaration of Trust is terminated, then this Lease shall simultaneously terminate and in the event any insurance or other casualty proceeds thereafter or thereupon are available to LESSOR pursuant to the Master Deed and Declaration of Trust, LESSEE shall have no right or claim whatsoever to such funds or any portion thereof it being understood that such funds shall belong solely to LESSOR, except to the extent specifically set forth herein.

ARTICLE XVI (Access)

The LESSOR or agents of the LESSOR may, at reasonable times with twenty-four (24) hours notice, except in cases of emergency, enter to inspect or make repairs and alterations as LESSOR should elect to do and may show the Leased Premises to others, and at any time within six (6) months before the expiration of the Term, may affix to any suitable part of the Leased Premises a notice for letting or selling Leased Premises and keep the same so affixed without hindrance or molestation. LESSEE agrees that said third parties shall be granted access to the Leased Premises upon reasonable notice to inspect such wells.

ARTICLE XVII (Compliance with Laws)

LESSEE shall make all non-structural repairs, alterations, additions or replacements to the Leased Premises required by any law or ordinance or any order or regulation of any public authority; keep the Leased Premises equipped with all safety equipment so required; pay all municipal, county, or state taxes assessed against personal property of any kind of the LESSEE; and comply with the orders, regulations, variances, licenses and permits of or granted by governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to the Leased Premises, and the condition, use or occupancy thereof, except that LESSEE may defer compliance so long as the validity of any such order, regulation, code, ordinance or law shall be contested by LESSEE in good faith and by appropriate legal proceedings, provided LESSEE first gives LESSOR appropriate assurance reasonable satisfactory to LESSOR against any loss, cost or expense on account thereof and either a cash deposit or a bond equal to any potential loss, cost or expense to LESSOR, and provided such contest shall not subject LESSOR to criminal penalties or civil sanctions, loss of property or material civil liability.

ARTICLE XVIII (Indemnification and Liability)

Indemnification by LESSEE. Upon notice and demand by LESSOR, LESSEE agrees to indemnify, defend and hold LESSOR and its shareholders, directors, managers, members, officers, employees, other agents and affiliates (“LESSOR Indemnitees”) harmless from and against any and all losses, injuries, claims, demands, liabilities, obligations, suits, penalties, forfeitures, costs and expenses of every type or kind, including reasonable attorneys’ fees actually incurred, disbursements and costs of investigation which are imposed upon, incurred by or asserted against LESSOR Indemnitees to the extent resulting from (i) the negligent act or omission or willful misconduct of LESSEE or any officer, employee or agent under the control or supervision of LESSEE, (ii) any injury to any party occurring at the Leased Premises, (iii) the violation of any applicable law, regulation or rule by LESSEE or any officer, employee or agent under the control or supervision of LESSEE or (iv) the violation by LESSEE of any provision of this Lease, except to the extent such claims, demands, causes of action, suits, proceedings or liabilities are attributable to the negligence or willful misconduct of any of the LESSOR Indemnitees.

Indemnification by LESSOR. Upon notice and demand by LESSEE, LESSOR agrees to indemnify, defend and hold LESSEE and its shareholders, directors, officers, employees, other agents and affiliates (“LESSEE Indemnitees”) harmless from and against any and all losses, injuries, claims, demands, liabilities, obligations, suits, penalties, forfeitures, costs or expenses of every type or kind, including reasonable attorneys’ fees actually incurred, disbursements and costs of investigation which are imposed upon, incurred by or asserted against LESSEE Indemnitees to the extent resulting from (i) the negligent act or omission or willful misconduct of LESSOR or any officer, employee or agent under the control or supervision of LESSOR, (ii) the violation of any law, regulation or rule by LESSOR or any officer, employee or agent under the control or supervision of LESSOR, except to the extent such claims, demands, causes of action, suits, proceedings or liabilities are attributable to the negligence or willful misconduct of any of the LESSEE Indemnitees.

Any party seeking indemnification shall give prompt written notice to the other of such claim, but the failure to give such notice shall not affect the right to indemnification except to the extent there is actual prejudice from such delay. The indemnifying party shall be entitled to assume the defense with counsel of its selection, and any further costs of legal defense of the indemnified party shall be borne by the indemnified party. The indemnified party shall cooperate fully with the indemnifying party in the defense of the Claim. The indemnifying party may settle any such indemnified Claim on terms satisfactory to the indemnifying party provided that such settlement does not include restrictions upon the business or operations of the indemnified party.

Survival. The provisions of this Article XVIII shall survive the expiration or earlier termination of this Agreement.

ARTICLE XIX [Reserved]

ARTICLE XX (Casualty and Taking)

Should a substantial portion of the Leased Premises be substantially damaged by fire or other casualty, or be taken by eminent domain, the LESSEE may elect to terminate this lease by giving written notice of that effect to LESSOR within thirty (30) days after such occurrence. Any apportionment or adjustment of Rent shall be as of the time of termination. As used in this Article, the word “substantial” shall mean twenty-five percent (25%) or more of the Leased Premises. When such fire, casualty, or taking renders any portion of the Leased Premises unsuitable for their intended use, a just and proportionate abatement of Rent shall be made and the LESSOR shall, forthwith and diligently, restore the Leased Premises to its prior condition, suitable for its intended use as contemplated under the Lease.

Without limitation, in no event, however, need LESSOR restore any portion of the Condominium which is not necessary to access the Leased Premises and not necessary for the use and enjoyment of the Leased Premises by the LESSEE.

ARTICLE XXI (Eminent Domain)

If the whole or any part of the Leased Premises shall be taken or condemned for public or quasi-public use or purpose by any competent authority, or conveyed in lieu thereof (a “Taking”), LESSEE shall have no claim against LESSOR and shall not have any claim or right to any portion of any amount that may be awarded as damages or paid as a result of such taking; and all rights of the LESSEE to damages therefor, if any, are hereby assigned by the LESSEE to the LESSOR. Upon such taking, if the Term of this Lease shall terminate, LESSEE shall have no claims against the LESSOR for the value of any unexpired term of this Lease. LESSEE, however, shall be entitled to claim, prove and receive in a condemnation proceeding such awards as may be allowed for damages to or the Taking of fixtures, equipment and other personal property installed by it and which is herein permitted to remove from the Leased Premises at the end of the Term and any moving expenses, but only if such awards shall be separately awarded in addition to (and not out of or in diminution of) the award made to LESSOR.

ARTICLE XXII (Default and Bankruptcy)

In the event that:

(a)	The LESSEE shall fail to pay any installment of Rent, or other sum herein specified, and such default shall continue for five (5) business days after written notice thereof, however, such notice shall only be required to be given twice in any twelve (12) month period and following such one notice, no further notices of such failure shall be required to constitute a default during such twelve month period; or

(b)	The LESSEE shall default in the observance or performance of any other of the LESSEE’S covenants, agreements, or obligations hereunder, and such default shall not be corrected within twenty (20) days after written notice thereof, or if such default is of such a nature that it cannot be completely remedied within said period of twenty (20) days if LESSEE shall not within twenty (20) days institute and thereafter diligently prosecute to completion all steps necessary to remedy the same; or

(c)	The LESSEE shall abandon the Leased Premises and cease paying any Rent due under this Lease; or

(d)	The LESSEE shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors; or

(e)	The LESSEE shall file or there shall be filed against LESSEE a petition in bankruptcy or reorganization or for an arrangement for the benefit of creditors under any Article or chapter if the United States bankruptcy laws or under any similar law or statute of any State; or

(f)	A receiver or trustee shall be appointed for all or substantially all of the assets of LESSEE.

Then a default under this Lease shall be deemed to exist and the LESSOR may terminate this Lease by written notice to LESSEE, specifying a date not less than five (5) days after the giving of such notice on which this Lease shall terminate and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Term of this Lease and LESSEE will then quit and surrender the Leased Premises to LESSOR, but LESSEE shall remain liable as hereinafter provided. In the event LESSEE fails to surrender the Leased Premises, the LESSOR shall re-enter and take complete possession of the Leased Premises, and remove the LESSEE’S effects, without prejudice to any remedies which might be otherwise used for arrears of any Rent or other default.

The LESSEE shall indemnify the LESSOR against all loss of Rent and other payments which the LESSOR may incur by reason of such termination during the residue of the Term. If the LESSOR makes any expenditures or incurs any obligations for the payment of money in connecting therewith, including but not limited to, reasonable attorney’s fees for instituting, prosecuting or defending any action or proceeding, such sums paid or obligations insured, with interest at the prime rate then published in The Wall Street Journal plus three percent (3%) per annum and costs, shall be paid to the LESSOR by the LESSEE as additional rent (the “Additional Rent”).

The LESSEE covenants and agrees, notwithstanding any termination of this Lease as aforesaid or any entry or re-entry by the LESSOR, whether by summary proceedings, termination, or otherwise, to pay and be liable for on the days originally fixed herein for the payment thereof amounts equal to the several installments of rent and other charges reserved as they would, under the terms of this lease, become due if this lease had not been terminated or if the LESSOR had not entered or re-entered, as aforesaid, and whether the Leased Premises be relet or remain vacant, in whole or in part, or for a period less than the remainder of the term, and for the whole thereof; but in the event the Leased Premises be relet by the LESSOR, the LESSEE shall be entitled to a credit in the net amount of rent received by the LESSOR in reletting, after deduction of all reasonable expenses incurred in reletting the Leased Premises (including, without limitation, commercially reasonable remodeling costs, brokerage fees, and the like), and in collecting the rent in connection therewith. and the LESSEE hereby waives, to the extent permitted by applicable law, any obligation the LESSOR may have to mitigate the LESSOR’s damages; provided, however, that after the termination of this lease as a result of an event of default, the LESSOR shall use reasonable efforts to re-let the demised premises As an alternative, at the election of the LESSOR, the LESSEE will upon such termination pay to the LESSOR, as damages, such a sum as at the time of such termination represents the amount of the excess, if any, of the then value of the total rent and other benefits which would have accrued to the LESSOR under this lease for the remainder of the lease term if the lease terms had been fully complied with by the LESSEE over and above the then cash rental value (in advance) of the premises for the balance of the term. To induce the LESSOR to enter into this lease, each party hereby waives any right to trial by jury in any action, proceeding or counterclaim brought by the other party on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of the LESSOR and the LESSEE and the LESSEE’s use and occupancy of the Leased Premises and/or any claim of injury or damage.

Nothing contained in this Lease shall, however, limit or prejudice the right of LESSOR to prove for and obtain in proceeding under any federal or state law relating to bankruptcy or reorganization or arrangement, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than the amount of the loss or damages referred to above.

Any and all rights and remedies which LESSOR may have under this Lease, and at law and equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.

Any consent or permission by LESSOR to any act or omission which otherwise would be a breach of any covenant or condition herein, or any waiver by LESSOR of the breach of any covenant or condition herein, shall not in any way be held or construed (unless expressly so declared) to operate so as to impair the continuing obligation of any covenant or condition herein, or except as to the specific instance, operate to permit similar acts or omissions. The failure of LESSOR to seek redress for violation or to insist upon the strict performance of, any covenant or condition of this Lease shall not be deemed a waiver of such violation nor percent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by LESSOR of Rent with knowledge of the breach of any covenant of this Lease shall not be deeded to have been a waiver of such breach or covenant of this Lease and shall not be deemed to have been a waiver of such breach by LESSOR unless such waiver is in writing signed by the LESSOR. No consent or waiver, express or implied, by LESSOR to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

ARTICLE XXIII (Notice)

Any notice from the LESSOR to the LESSEE relating to the Leased Premises or to the occupancy thereof, shall be deemed duly served as of the date sent, by registered or certified mail, return receipt requested, postage prepaid, or via hand delivery or via a recognized next business day delivery service and addressed as follows:

If to the LESSEE:	175 Portland Street, 4th Floor
Boston, MA 02114
Attn: Patricia L. Allen, Chief Financial Officer

with a copy to

If to the LESSOR:	101 Arch Street, 21st Floor
Boston, MA 02110
Attn: Kimberly Bleiler, Director of Finance

with a copy to

ARTICLE XXIV (Surrender)

The LESSEE shall at the expiration or other termination of this Lease remove all LESSEE’S goods and effects from the Leased Premises (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by the LESSEE, either inside or outside the Leased Premises). LESSEE shall deliver to the LESSOR the Leased Premises and all keys, locks thereto, and other fixtures connected therewith and all alterations and additions made to or upon the Leased Premises, in the same condition as they were at the Effective Date, or as they were put in during the term hereof, reasonable wear and tear and damage by fire or other casualty only excepted. In the event of the LESSEE’S failure to remove any of the LESSEES’ property from the Leased Premises, LESSOR is hereby authorized, without liability to LESSEE for loss or damage thereto, and at the sole risk of LESSEE, to remove and store any of the property at LESSEE’S expense, or to retain same under LESSOR’S control or to sell at public or private sale, without notice, any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due thereunder, or to destroy such property.

For each day after the expiration of the Term, or the earlier termination of this Lease, and prior to LESSEE’s performance of its obligations to yield up the Leased Premises under this Article, LESSEE shall pay to LESSOR as Rent an amount equal to one hundred ten percent (110%) of the Base Rent computed on a daily bases, together with all Additional Rent payable with respect to each such day. LESSEE shall further indemnify LESSOR against all loss by the payment of reasonably costs and damages resulting from LESSEE’s delay in surrendering the Leased Premises as above provided for more than thirty (30) days after the expiration of the Term, or the earlier termination of this Lease.

ARTICLE XXV (Intentionally Omitted)

ARTICLE XXVI (Signage)

LESSOR shall provide LESSEE specification for building lobby standard signage. LESSEE shall be responsible for all costs related thereto. LESSOR shall obtain any consents or approvals of the Trustees required for such signage.

ARTICLE XXVII (Brokerage)

Both parties warrant and represent that they have had no dealing with any broker or agent in connection with this Lease other than Colliers International, and each party covenants to defend, hold harmless and indemnify the other party from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any broker or agent with respect to a party’s dealings in connection with this Lease or the negotiation thereof. Colliers International shall be paid a commission by LESSOR pursuant to a separate agreement.

ARTICLE XXVIII (Other Provisions)

A. Intentionally Omitted:

B. Lease Not to be Recorded: LESSEE agrees that it will not record this Lease. Both parties shall execute and deliver a Notice of Lease and record same in such form, if any, as may be permitted by applicable statute. If this Lease is terminated before the Term expires, the parties shall execute, deliver and record an instrument acknowledging such fact and the actual date of termination of this Lease.

C. Applicable Law and Construction: This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstances shall be declared invalid, or enforceable by the final ruling of a court of competent jurisdiction having final review, the remaining terms, covenants, conditions and provisions of this Lease and their application to persons or circumstances shall not be affected thereby and shall continue to be enforced and recognized as valid agreements of the parties, and in the place of such invalid or unenforceable provisions, there shall be substituted a like, but valid and enforceable provision which comports to the findings of the aforesaid court and most nearly accomplished the original intention of the parties.

D. No Other Agreements: There are no oral or written agreements between LESSOR and LESSEE affecting this Lease. This Lease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by LESSOR and LESSEE.

E. No Representations by LESSOR: Neither LESSOR nor any agent of LESSOR has made any representations or promises with respect to the Leased Premises except as herein are expressly set forth and no rights, privileges, easements or licenses are granted to LESSEE expect as herein expressly set forth.

F. Headings and Article Numbers: The headings and article numbers are contained herein are for convenience only and shall not be considered in construing this lease.

G. “LESSOR” and “LESSEE”: The words “LESSOR” and “LESSEE” appearing in this Lease shall be construed to mean those named in Article One and their respective heirs, executors, administrators, successors and assigns and those claiming through or under them respectively. If there be more than one LESSEE, the obligations imposed by this Lease upon LESSEE shall be joint and several.

H. Mortgagee’s Consent: This Lease is strictly contingent on the approval of LESSOR’s mortgagees. LESSOR agrees to obtain such consent within five business days after receipt of an executed counterpart of this Lease from LESSEE. If LESSOR has not provided a copy of such written consent to LESSEE within such 5 business day period, LESSEE may terminate this Lease by written notice to LESSOR. LESSOR shall use commercially reasonable efforts to provide a so-called subordination and non-disturbance agreement from LESSOR’s mortgagees.

IN WITNESS WHEREOF, the LESSOR and LESSEE have hereunto set their hands and common seals this 15th day of May 2014.

LESSOR:

Minerva Holdings, LLC

By:	/s/ Jeffrey K. McMahon
Name:	Jeffrey K. McMahon
Title:	Manager

LESSEE:

Zafgen, Inc.

By:	/s/ Patricia L. Allen
Name:	Patricia L. Allen
Title:	Chief Financial Officer

Exhibit A

(Leased Property Description)

MECH. ROOM
FIREWALK 1 ADJACENT
OPEN OFFICE SPACE
SERVER
STORAGE
ROOM 3-5
ROOM 3-6
ROOM 3-7
COPY AREA
OPEN OFFICE SPACE
ADJACENT BUILDING
DN
UP
CONFERENCE ROOM
ROOM 3-2
ROOM 3-3
ROOM 3-4
KITCHEN
PORTLAND STREET
ROOM 4-5
ROOM 4-6
ROOM 4-7
CONFERENCE ROOM 4-4
BATH
1/2 BATH
COPY AREA
ENTRY AREA
42" Panel with Transaction Top
CONFERENCE ROOM 4-1
ROOM 4-2
ROOM 4-3
KITCHEN
PORTLAND STREET

PROJECT:
OASIS TECHNOLOGY
PROPOSED PLAN

Office Interiors
FURNITURE DESIGN INSTALLATION

One Design Center Place
Suite 712
Boston, Massachusetts
02210
phone: 617 439 0300
fax: 617 439 0322
www.KeyOfficeInteriors.com

FLOOR:
ARCHITECT:

ADDRESS:
CONTACT:
PHONE:

DRAWN BY: KT
CHECKED BY:
SCALE: 1/4" = 1'-0"
DATE: 05/01/08
PROJECT NO.: 07161
PROPOSAL NO.:

REVISIONS:

NOTES:

APPROVED BY:
DATE:

A1

Exhibit B

(Furniture)

175 Portland Street Furniture List | 4th Floor

Heavenly

- Leather chair
- Leather loveseat
- Leather couch
- Square table - dark wood. Wired for telephone, ethernet and audio/video to TV.
- 4x leather ottomans
- Credenza/entertainment center
- 2x green microsuede chairs
- Decorative floor lamp
- 2x small square end tables - dark wood

Stowe

- Large conference table - wired for telephone, ethernet and video to TV.
- 12x black leather/chrome conference chairs. Low back, with armrests, reclining.
- 14x black leatherette/chrome chairs. Stackable, no armrests.
- Credenza/entertainment center
- Whiteboard

General (4th Floor)

- Bookshelf - dark wood. 8 small shelves- 4 high x 2 wide, evenly sized.
- 2x reception chairs - black leather/chrome. Low, cushioned seats.
- Reception table - glass/chrome. Sized to fit between the reception chairs.
- Café table - square, blond wood.
- 4x stools - matched set with café table, blond wood.

O1

- Desk - 3 sided (3 sides of a square) - cherry wood
- Shelving unit - occupies most of back wall.
- Office chair - Aeron
- 2x wooden chairs - low back, stackable, with armrests.
- Lateral file cabinet - black metal, two drawers.
- Under-desk drawers/filing cabinet - cherry wood, 3 drawers.
- Whiteboard

O2

- Desk - rectangular - cherry wood
- Office chair - Aeron
- Shelving unit - occupies roughly one third of the back wall.
- 2x lateral file cabinets. Black metal - 3 drawers
- 2x vertical file cabinets. One black metal, one grey metal - 4 drawers
- 1x low lateral file cabinet. Black metal, 2 drawers (only 1 set up for hanging files)
- 2x wooden chairs - low back, no armrests.
- Whiteboard

O3

- Desk - 2 sided (2 sides of a square) - cherry wood
- Office chair - Aeron
- 3x under-desk drawers/filing cabinets. 1x cherry wood, 2x tan metal, 3 drawers.
- Vertical file cabinet. Black metal, 4 drawers
- Loveseat - White, cotton fabric.
- 2x black leatherette/chrome chairs: stackable, no armrests.
- Whiteboard

Fields

- 3x wooden desks - rectangular, blond wood. 2x 5' wide, 1x 6' wide.
- 4x office chairs - 1x Aeron, 3x Staples. Medium back, with armrests, reclining.
- 5x under-desk drawers/filing cabinets. 3x Grey metal, 1 black, with 3 drawers each. 1 cherry wood, with 2 drawers.
- Vertical file cabinet. Tan metal, 4 drawers.
- Black leatherette/chrome chair. Stackable, no armrests.
- Printer stand - blond wood.
- Bookshelf - blond wood. 5 shelves, stacked vertically.

Dev Den

7x desks - rectangular, blond wood. 4x 4', 1x 6', 2x 5'.
6x office chairs - 2x Aeron, 4x Staples. Medium back, with armrests, reclining.
4x privacy panels - set in between adjacent desks.
6x under-desk drawers/filing cabinets. 3x grey, 3x tan metal, 3 drawers.
Whiteboard

Cubicle Area 1 (4th floor)

13x office chairs - 9x Aeron, 4x Staples. Medium back, with armrests, reclining.
2x small round tables. Blond wood.
14x under-desk drawers/filing cabinets. 12x tan, 2x grey metal, 3 drawers.
All desks are blond wood - see attachment for layout and dimensions.

Cubicle Area 1 Layout

3'-2"
4'-10"
25'-0"

175 Portland Street Furniture List	3rd Floor

O4

Desk - 3 sided (3 sides of a square) - cherry wood
Office chair - Staples
Reception chair - black leather/chrome. Same model as those in 4th floor reception area.
3x under-desk drawers/filing cabinets. 1x cherry wood, 2x black metal (stacked vertically) - 3 drawers each.
Whiteboard

O5

Desk - 2 sided (2 sides of a square) - cherry wood
Office chair - Aeron
Loveseat - wood/tan fabric.
2x wooden chairs - low back, no armrests.
Under-desk drawers/filing cabinet. Cherry wood, 3 drawers.
Whiteboard
Stool - cherry wood.

O6

Desk - 3 sided (3 sides of a square) - cherry wood
Office chair - Aeron
Under-desk drawers/filing cabinet. Cherry wood, 3 drawers.
Dark brown leather/chrome conference chair. Similar model to those in Stowe - low back, with armrests, reclining.
2x brown leather conference chairs. Same model as those in Okemo - high back, brown leather, reclining.

Okemo

Large table - wired for telephone, ethernet, and video to TV.
8x conference chairs - high back, brown leather, reclining, with brushed aluminum armrests. One chair has a loose armrest.
Desk - 6', blond wood.
Office chair - Staples, unassembled.

O7

Desk - rectangular - cherry wood
2x office chairs - 1 Aeron, 1 Staples.
Under-desk drawers/file cabinet. Cherry wood, 3 drawers.
Whiteboard

Whistler

Oval Table - wired for telephone and ethernet.
4x conference chairs - black leather, high back, reclining. All are in various states of disrepair.
Chair - Metal wire frame, green fabric. Low back, with armrests, non-reclining.
Whiteboard

O8

2x desks - blond wood, 5' wide.
Office chair - Staples
Chair - black leatherette/chrome chair. Stackable, no armrests.
Under-desk drawers/file cabinet. Cherry wood, 3 drawers.
3x Whiteboards
Low bookshelf. Dark wood, 3 shelves.

Cubicle Area 2 (3rd Floor)

4x desks - rectangular - cherry wood. 2x 6' wide, 2x 4' wide.
9x office chairs - 6x Aeron, 3x Staples. Medium back, with armrests, reclining.
1 small round table - blond wood.
1 corner area desk - blond wood.
All desks are blond wood - see attachment for layout and dimensions.
2x whiteboards
5x under-desk drawers/filing cabinets. 4x tan metal, 1x cherry wood - 3 drawers each.

Cubicle Area 3 (3rd Floor)

1 small round table - blond wood.
14x office chairs - 8x Aeron, 6x Staples. Medium back, with armrests, reclining.
All desks are blond wood - see attachment for layout and dimensions.
14x under-desk drawers/filing cabinets - 12x tan metal, 2x grey metal - 3 drawers.

General (3rd Floor)
Umbrella/coat stand - dark wood.
1 glass/chrome reception table. Sized to fit between the reception chairs, but smaller than the 4th floor table.
Vertical filing cabinet - 4 drawers, light grey metal.
Bookshelf - dark wood. 4 shelves, stacked vertically.
3x folding room dividers. Blond wood/white paper.

Storage Room (3rd Floor)
Folding card table - green vinyl.
Metal folding chair
Vertical file cabinet - black metal, 2 drawers.
Wire shelving - 4 wide shelves, stacked vertically.

Cubicle Area 3 Layout

OPEN OFFICE SPACE
3'-2"
UP

Cubicle Area 2 Layout

9'-3" ±
Desk
OPEN OFFICE SPACE
15'-5" ±
Desk Desk
Desk
SERVER
STORAGE
BRNR.
MECH. ROOM